Amendment to Principal Underwriter’s Agreement

Effective: January 1, 2003

This Amendment to Principal Underwriter’s Agreement is entered into by and among Sun Life Assurance Company of Canada (U.S.) (“Sun Life (U.S.)”), and Clarendon Insurance Agency, Inc. (“Clarendon”).

Whereas, Sun Life (U.S.) and Clarendon are parties to that certain Principal Underwriter’s Agreement effective as of April 1, 2002;

Whereas, Paragraph IA of the Agreement permits Sun Life (U.S.) to, inter alia, add Plans to which the Agreement applies; and

Whereas, Sun Life (U.S.) intends by this Amendment to add Plans to which the Agreement applies.

Now, Therefore, in consideration of the premises and the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by all parties, the parties agree as follows:

1.
Pursuant to Paragraph IA of the Agreement, the parties agree that as of the effective date of this Amendment, the Plans to which the Agreement applies will include all variable insurance products issued by Sun Life (U.S.) from time to time.

2.	This Amendment does not alter, amend or modify the Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Agreement.

In Witness Whereof, each of the undersigned parties has executed this Amendment, by its duly authorized officers, to be effective the 1st day of January, 2003.

Sun Life Assurance Company of Canada (U.S.)

______________________________________
For the President

______________________________________
For the Secretary

Clarendon Insurance Agency, Inc.

By:           ___________________________                                                                           By:           __________________________

Name:                      ___________________________                                                                           Name:                      __________________________

Title:                      ___________________________                                                                           Title:                      __________________________

gc:\evers 02 Intercompany Agts\Amendment to Principal Underwriter.doc